Exhibit 10.54

[Globalstar Letterhead]
January 11, 2016

David Kagan
3223 Bellwind Circle
Rockledge, FL 32955

Dear David,

On behalf of Globalstar Inc., I am pleased to provide you with this offer of employment:

Position Title:        President and Chief Operating Officer
Department:        1001-Executive Services
Location:        Covington, LA
Manager:        Jay Monroe
Annual Salary:        $275,000
FLSA Status:        Exempt
Officer:            Section 16 Officer
Vacation:        4 weeks accrued per year
Temporary Housing:    4 nights a week as discussed below
Car:            Leased car for use until relocation
Relocation:         Up to $40,000
Work Schedule:        Per discussion with Jay, details below
2016 Key Employee

Stock Program:	Not less than 30,000 RSA shares to be granted annually and will vest in thirds on 12/15 of each year, details below
Future Key Employee
Equity Plan:        250,000 Incentive Stock Options (ISOs) with three year vest, details of vesting below
50,000 Incentive Stock Options (ISOs) details of grant and vesting below
100,000 Restricted Stock Awards (RSAs) details of grant and vesting below
150,000 Restricted Stock Awards (RSAs) details of grant and vesting below
Management Cash
Bonus Program:        Amount approved by board each year
Start Date:        January 13, 2016

Our employment offer includes comprehensive benefits package of Medical, Dental and Life Insurance, as well as the Savings Plan. A benefits summary is included in this package.

Globalstar will relocate you to the Covington/New Orleans, Louisiana area. We will pay up to $40,000 in relocation upon your child’s graduation from high school in May or June 2017. Please note, if you should leave voluntarily within one year of relocating, relocation costs must be reimbursed to Globalstar on a pro-rated basis.

As part of your relocation package outside of the $40,000 allowance, we will pay for one house hunting trip for you and your spouse to come to look for housing. The Relocation Center will assist in setting this up.

Globalstar will reimburse you for up to 4 nights a week at a hotel approved by Globalstar at the Globalstar rate until you relocate to Covington. Additionally, Globalstar will reimburse reasonable air travel costs between New Orleans and Florida prior to relocation

Globalstar will provide you with a leased car for your use until your family’s relocation to the Covington area.

As discussed with Jay, your work schedule for the first 90 day period will be in the Covington office Monday through full work day Friday. After the initial 90 day period, your Covington work schedule will be Monday through the Friday with a midafternoon departure for your flight home for the next 6 months. Beyond this period, you will work in Covington Monday through the full work day Thursday and work remotely on Friday until your family relocation to the Covington area.

You will receive 30,000 RSAs upon your start with Globalstar as part of the 2016 Key Employee Stock Program. These will vest prorated over three years on or about December 15th of each year.

You will be eligible to receive not less than 30,000 shares of Restricted Stock Awards (RSAs) annually in December as part of a Key Employee Grant. These will vest in equal amounts on the first three (3) anniversaries of the grant date or upon a change of control or the repayment of Globalstar’s Coface debt.

You will receive 250,000 incentive stock options (ISO) which will vest in equal amounts on the first three (3) anniversaries of the grant date with early vesting upon a change of control or the repayment of Globalstar’s COFACE debt.

You will receive 50,000 incentive stock options (ISO) which will vest upon your family’s relocation to the Covington, LA area.

You will receive 100,000 RSA shares upon a change of control or the repayment of Globalstar’s COFACE debt. If vesting of these shares under a change of control results in an actual “GOLDEN PARACHUTE” tax, the company will cover that tax up to 20% through either cash or additional shares.

You will also receive a 150,000 RSA shares which will be granted on the earlier of your family’s relocation to the Covington, LA area, exceeding the 2016 Budgeted EBITDA by 15% or greater, after which there will be a three year vest. Additionally, should there be a change of control or repayment of the COFACE debt prior to or after your relocation, the shares will be granted and vested. If vesting of these shares under a change of control results in an actual “GOLDEN PARACHUTE” tax, the company will cover that tax up to 20% through either cash or additional shares.

You will be a participant in the management cash bonus program approved by the board each year.

Our offer is contingent upon satisfactory completion of a drug screening and verification of information you provided on the employment application. Forms and instructions for the drug screen will follow upon acceptance of offer. You should complete the drug screening prior to your start date.

We appreciate your interest in Globalstar, and look forward to your favorable reply to this employment offer. If you have any questions or concerns regarding this offer, please call me at (985) 335-1574.

Sincerely,
/s/ Colleen McDonald
Colleen McDonald
Human Resources Generalist

Accept Offer	/s/ David Kagan		1/11/16
x	Signed		Date
	Anticipated Start Date:	1/13/16
Decline Offer
	Signed		Date